                   FOURTH RESTATED ARTICLES OF INCORPORATION
                                    OF
                       BIOMAGNETIC TECHNOLOGIES, INC.,
                         a California Corporation

     William L. Stephan and Eugene C. Hirschkoff certify that:

     1. They are the Vice President and the Secretary, respectively, of Biomagnetic Technologies, Inc., a California corporation.

     2. The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                  ARTICLE I

         The name of the the corporation is BIOMAGNETIC TECHNOLOGIES, INC.

                                  ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

         The corporation elects to be governed by all the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

                                  ARTICLE IV

         The corporation is authorized to issue only one class of shares of Common Stock; and the total number of shares of Common Stock which this corporation is authorized to issue is twenty-three million (23,000,000) shares without par value.

                                  ARTICLE V

         Section 1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

         Section 3. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations
     Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in
     Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

     4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the holders of the requisite number of shares of said corporation in accordance with Section 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 5,624,890 shares of stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of stock.

     We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: February 21, 1990



                                         /s/ William L. Stephan
                                         -----------------------------------
                                         William L. Stephan,
                                         Vice President


                                         /s/ Eugene C. Hirschkoff
                                         -----------------------------------
                                         Eugene C. Hirschkoff,
                                         Secretary

                            CERTIFICATE OF AMENDMENT
                                        OF
                   FOURTH RESTATED ARTICLES OF INCORPORATION

     James. V. Schumacher and Peter L. Millikin hereby certify that:

     1. They are the President and Chief Executive Officer and Secretary, respectively of Biomagnetic Technologies, Inc., a California corporation.

     2. Article IV of the Fourth Restated Articles of Incorporation of this corporation is amended to read as follows:

         "The corporation is authorized to issue one (1) class of stock to be designated "Common Stock." The total number of shares which the corporation is authorized to issue is Sixty Million (60,000,000) shares, of which all such shares shall be Common Stock, without par value."

     3. The foregoing amendment of Fourth Restated Articles of Incorporation has been duly approved by the board of directors.

     4.  The foregoing amendment of Fourth Restated Articles of
Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The current total number of outstanding shares of the corporation is 10,027,697 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent of all outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: March 24, 1995

                                         /s/ James V. Schumacher
                                         -----------------------------------
                                         President and Chief Executive
                                         Officer


                                         /s/ Peter L. Millikin
                                         -----------------------------------
                                         Secretary

                            CERTIFICATE OF AMENDMENT
                                        OF
              FOURTH RESTATED ARTICLES OF INCORPORATION, AS AMENDED

     D. Scott Buchanan and Herman Bergman hereby certify that:

     1. They are the President and the Secretary, respectively, of Biomagnetic Technologies, Inc., a California corporation (the "Corporation").

     2. Article IV of the Fourth Restated Articles of Incorporation, as amended, (the "Articles") of the Corporation is amended to read as follows:

         "The corporation is authorized to issue one (1) class of stock to be designated "Common Stock." The total number of shares which the corporation is authorized to issue is One Hundred Million (100,000,000) shares, of which all such shares shall be Common Stock, without par value."

     3. The foregoing amendment of the Articles has been duly approved by the board of directors.

     4. The foregoing amendment of the Articles has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The current total number of outstanding shares of the Corporation is 47,691,824 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent of all outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: March 19, 1997

                                         /s/ D. Scott Buchanan
                                         -----------------------------------
                                         President


                                         /s/ Herman Bergman
                                         -----------------------------------
                                         Secretary